SECTION 302 CERTIFICATION OF CHIEF FINANCIAL OFFICER

Exhibit 31.2

CERTIFICATIONS

I, Ken Minor, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Sonic Foundry, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.

Date: January 26, 2024

By:	/s/ Ken Minor
By: Ken Minor
Title: Chief Financial Officer